Exhibit 32.1

Written Statement

Pursuant To

18 U.S.C. Section 1350

The undersigned, Steven G. Murdock, the Chief Executive Officer of Meade Instruments Corp. (the “Company”), pursuant to 18 U.S.C. § 1350, hereby certifies that:

(i) the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2012 (the “Report”) fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 29, 2012

By:	/s/ STEVEN G. MURDOCK
Chief Executive Officer